UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

January 31, 2019

Algodon Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities

Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02. Unregistered Sales of Equity Securities

As of December 31, 2018, Algodon Group, Inc.’s wholly-owned subsidiary, Gaucho Group, Inc. (“Gaucho Group”), sold convertible promissory notes in the amount of $1,500,000 to accredited investors with a maturity date of December 31, 2018, and at the option of the holder, the principal amount of the note plus accrued interest can be converted into Gaucho Group common stock at a 20% discount to the share price in a future offering of common stock by Gaucho Group. No general solicitation was used, no commissions were paid, and Gaucho Group relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on September 18, 2018, an amended Form D was filed on November 20, 2018, an amended Form D was filed on December 10, 2018, and an amended Form D was filed on January 17, 2019.

In January 2019, management of Gaucho Group gave the option to the noteholders of extending the maturity date from December 31, 2018 to March 31, 2019 of their specific convertible promissory notes. All of the noteholders retain their right, but not the obligation, to convert the principal amount of the note plus accrued interest into Gaucho Group common stock at a 20% discount to the share price in a future offering of common stock by Gaucho Group. As of February 11, 2019, all noteholders representing have agreed to the extension of the maturity date on their convertible notes, except for noteholders holding notes in the amount of $10,500 which have matured.

Between January 1, 2019 and February 1, 2019, Gaucho Group has sold convertible promissory notes in the total amount of $456,000 to accredited investors. The maturity date of the notes is March 31, 2019, and at the option of the holder, the principal amount of the note plus accrued interest can be converted into Gaucho Group common stock at a 20% discount to the share price in a future offering of common stock by Gaucho Group. Together with the notes sold in 2018, a total of $1,936,800 were sold. No general solicitation was used, no commissions were paid, and Gaucho Group relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on September 18, 2018, an amended Form D was filed on November 20, 2018, and amended Form D was filed on December 10, 2018, an amended Form D was filed on January 17, 2019, and another amended Form D was filed on February 8, 2019.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2019, the Board of Directors of Algodon Group, Inc. (“Algodon”) extended Scott Mathis’ employment agreement with Algodon, dated September 28, 2015 (the “Employment Agreement”) to expire on April 30, 2019. All other terms of the Employment Agreement remain the same.

Also on January 31, 2019, the Board of Directors of Algodon granted options to certain employees as consideration for their services to Algodon, which included options to acquire 450,000 shares of common stock to Algodon’s Chief Executive Officer and options to acquire 75,000 shares to Algodon’s Chief Financial Officer all at an exercise price of $0.385 per share. One year from the date of grant, 25% of the options vest, with the remaining 75% vesting in equal quarterly installments thereafter. The options expire on January 31, 2024.

In addition, in connection with services provided by two members of the Board of Directors of Algodon, the Board also granted options to acquire 50,000 shares of common stock of the Company at an exercise price of $0.385 per share. One year from the date of grant, 25% of the options vest, with the remaining 75% vesting in equal quarterly installments thereafter. The options expire on January 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of February 2019.

Algodon Group, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO